Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-282496 on Form S-8 and No. 333-292002 on Form S-3 of our report dated February 25, 2026, with respect to the consolidated financial statements of FrontView REIT, Inc.

/s/ KPMG LLP

Dallas, Texas
February 25, 2026